EXHIBIT 99.2

The following table sets forth a reconciliation of certain financial measures used in the Company's presentation:

                                                          2007 Forecast      2006        2005
                                                          -------------    --------    --------
Loss from continuing operations before income taxes            (230,316)   (202,657)   (105,160)
Other expense                                                    16,100      11,560      10,877
Net loss on debt extinguishment                                  11,865          --      19,303
Equity in operations of partnerships                               (300)        948          --
Minority interest in earnings                                    39,700      40,223      39,794
Interest expense (net)                                          198,900     199,991     183,547
Loss on fixed assets                                             39,600      27,057      13,906
Amortization                                                      1,250         879         880
Depreciation                                                    137,400     131,416     126,778
Stock based compensation                                          8,950      15,728       2,794
Non-recurring costs                                                  --      13,885      12,605
                                                          -------------    --------    --------
EBITDA (Modified)(1)                                            223,149     239,030     305,324
Third party interest in EBITDA of certain operations(2)         (38,149)    (44,352)    (44,674)
                                                          -------------    --------    --------
Adjusted EBITDA(1)                                              185,000     194,678     260,650
                                                          =============    ========    ========

Adjusted EBITDA(1)                                              185,000     194,678     260,650
Cash interest                                                  (199,374)   (190,477)   (181,339)
Capital expenditures                                           (110,000)   (122,586)   (162,554)
Dividends                                                       (20,844)    (20,844)    (20,844)
Cash paid for debt issuance costs                               (17,782)     (2,950)     (5,540)
Cash taxes                                                       (5,000)     (4,702)     (4,883)
                                                          -------------    --------    --------
Free cash flow                                                 (168,000)   (146,881)   (114,510)
                                                          =============    ========    ========

NOTES

(1) EBITDA (Modified), a non-GAAP measure, is defined as loss from continuing operations before income taxes, other expense, early repurchase of debt (formerly an extraordinary loss), equity in operations of partnerships, minority interest in earnings (losses), interest expense (net), amortization, depreciation, stock-based compensation, and gain (loss) on disposal of assets. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) minus interests of third parties in EBITDA of the four parks, plus our interest in the EBITDA (Modified) of one hotel and dick clark productions, which are less than wholly owned. The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

(2) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta, and Six Flags Discovery Kingdom (formerly, Marine World), plus our interest in the EBITDA (Modified) of one hotel and dick clark productions which are less than wholly owned.